UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2017

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of CVD Equipment Corporation (the “Company”) was held on November 16, 2017. At the Annual Meeting, the shareholders voted on the following two proposals and cast their votes as described below. The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on October 5, 2017.

Proposal 1:

Election of the five nominees listed below to serve on the Board of Directors of the Company until the 2018 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified:

Nominee	For	Withhold Authority	Broker Non-Vote
Leonard A. Rosenbaum	2,712,246	32,701	2,602,864
Martin J. Teitelbaum	2,374,074	370,873	2,602,864
Conrad J. Gunther	2,430,925	314,022	2,602,864
Lawrence J. Waldman	2,526,253	218,694	2,602,864
Raymond A. Nielsen	2,463,402	281,545	2,602,864

Proposal 2.	The ratification of MSPC, Certified Public Accountants and Advisors, P.C., as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

For	Against	Abstain
5,299,617	42,546	5,648

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 20, 2017

CVD EQUIPMENT CORPORATION

By:	/s/ Leonard A. Rosenbaum
Name:	Leonard A. Rosenbaum
Title:	Chairman, President and Chief Executive Officer

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